FORM 8-K CURRENT REPORT

Pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

DATE OF THIS REPORT: JUNE 2, 2006

     MONTANA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-46174	14-1824753
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

233 Alexander Street Second Floor Rochester, New York 14607-2518 (Street Address of Principal Executive Office) Mailing Address: Post Office Box 202 Wyoming, New York 14591-0202

(585) 495-9923

(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

The Registrant is submitting this Form 8-K filing to report current and extraordinary events in accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934.

APPLICABLE DISCLOSURES AND DISCLAIMERS.

     This is a current report filed by Montana Acquisition Corporation, a Delaware corporation (the "Registrant") with the U. S. Securities and Exchange Commission (the "Commission") on Form 8-K (this "Report"). The Registrant has stated all of the material facts necessary for the Commission and the public to make an informed decision pertinent to the matters subject to the disclosures herein made.

NOTICE OF EVENTS TO BE REPORTED AND TIME FOR FILING OF REPORT.

      This Report contains current information on the Registrant as of the date hereof.

     The Registrant considers the information in this Report to be "filed" under the Securities Exchange Act of 1934.

     COMPLIANCE WITH THE COMMISSION'S RULES GOVERNING THE USE OF FORM 8-K REPORTS BY

SHELL COMPANIES.

     The Registrant's senior executive officer and sole director has been informed of the Commission's releases that are applicable to the use of reports on Form 8-K by "shell" companies. In pursuance of the "spirit" of the objectives the Commission has suggested by Release No. 33-8400, Release No. 33-8407, Release No. 33-49424, and Release No. 33-49566, the Registrant is providing full and complete disclosure to each item for which the Registrant is providing a response in this Report. All of the responses in this Report will be made in reliance of the information that is required to be furnished by a "small business issuer" pursuant to Regulation S-B.

NOTICE OF APPLICATION OF GENERAL RULES AND REGULATIONS.

     Where permitted or as may be applicable, the Registrant has elected to report the information contained in this filing using the alternate options available to "small business issuers" under the rules and regulations stated in Regulation S-B. The Registrant is not the issuer of "asset-backed" securities, and is not subject to the rules and regulation promulgated by Regulation AB.

FURTHER UNDERTAKINGS.

     The Registrant, for the events that occurred during the period described herein, further agrees (a) to timely file an amendment or amendments that reflect a change or changes in the facts or events that, individually or collectively, represent a fundamental change in the information contained in this Report for the period in question, and (b) to include any other information that may be pertinent to the events described in this Report and obtained by the Registrant on a date beyond the date of this Report.

AVAILABLE INFORMATION.

     The Registrant is subject to the reporting requirements of section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is obligated to file annual and transitional reports, and other information with the Commission, and is obligated to deliver copies of certain reports and filings by mail to its shareholders and to certain other parties, as required by Federal securities laws. As of the date of this Report, the Registrant's duty to file such reports has been automatically suspended because the Registrant has fewer than 300 shareholders and because the Registrant does not have a class of securities registered with the Commission under the Exchange Act. However, any of the Registrant's

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existing reports, proxy statements, and other filings may be inspected (at no charge) and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of said materials may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or from the Commission's Web site, the address of which is www.sec.gov.

     The specific information contained in this Report has been accumulated, compiled, and presented in accordance with the requirements set forth in 17 CFR 243.100, 17 CFR 243.101, and 17 CFR 230, et seq.

     The Registrant shall permit its shareholders to ask questions of and receive answers from the Registrant concerning any aspect of the information contained in this Report, and, if necessary, to obtain additional information, to the extent the Registrant possesses such information or to the extent the Registrant can acquire such information without unreasonable effort or unreasonable expense, in order to verify the accuracy of the information contained in this Report to any of its shareholders. The Registrant encourages its shareholders to contact it; if by mail, to its mailing address, which is Post Office Box 202, Wyoming, New York 14591-0202, or to the address of its principal executive office.

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SECTION 8 - OTHER EVENTS.

Item 8.01. Other Events.

     The Registrant is not seeking to apply "statutory safe harbor" provisions to the information provided in item eighth of this Report.

     On June 1, 2006, the Registrant changed the address of its principal executive office to 233 Alexander Street, Second Floor, Rochester, New York, 14607-2518 (the "Office"), as the result of the transaction described hereinbelow.

     The Registrant entered into an agreement to share office space with Cartoon Acquisition, Inc., a United States corporation, Commission File No. 000-50411 ("Cartoon"), which is the sublessee of office space at the Office address, and to pay rent to Cartoon in accordance with the terms and conditions set forth in that certain Office Sharing Agreement (the "Sharing Agreement"), a facsimile of which is annexed as Exhibit 10.1 hereto and made a part hereof by reference thereto.

     Under that certain Sharing Agreement, the Registrant is entitled to use that portion of the Office that the Registrant deems will be satisfactory for the conduct of its plan of operation and for the purpose of maintaining a principal executive office address, in exchange for the payment to Cartoon of $250 per month, to be paid on a month-to-month basis in arrears beginning on June 30, 2006. (The actual date of the Sharing Agreement is June 1, 2006.) The Registrant will not be billed for any common utilities under the Sharing Agreement; however, the Registrant must maintain telephone service in its own name and under its own account.

     The location of the Office is directly off of a main street that traverses the downtown Rochester area with the city's principal suburbs in Monroe County, New York. The office building is located on Alexander Street near the intersection of Monroe Avenue. The principal use of the premises where the Office is located is that of an office building and the principal tenants of the office building are medical consultants, physicians, and medical-related support staff services. The Office is adequate for the present use by the Registrant.

     The Registrant's former principal executive address was located at One East Main Street, Suite 610, in the City of Rochester, New York.

     The Registrant does not own and has no ownership or shared ownership interest in the real property where the Office is located.

     The Registrant's Board of Directors has determined that a certain relationship exists in regard to the delivery of the Sharing Agreement to Cartoon and by its use of the Office, as follows. The Registrant has entered into the Sharing Agreement with Cartoon, which, like the Registrant, is controlled by Randolph S. Hudson, who also serves as the Registrant's sole officer and sole director. In addition, Roy C. Hopkins, a member of the Hopkins Family, which subleases the Office to Cartoon, is engaged in business with Mr. Hudson. Mr. Hudson and Mr. Hopkins are engaged with one another in a number of independent ventures and Mr. Hopkins has served as a consultant to Cartoon and is a creditor of that company.

     To that extent, Mr. Hudson must indicate to the Commission and to the public: the Registrant did not accept bids for terms on other office space from any other party and the Registrant did not perform any inquiries with regard to any other office space. However, the rent to be paid to the Registrant for use of the

Office by is extremely reasonable when compared to a space of similar size and comprised of the Office's amenities in the general vicinity of the Office; and, the terms of the rental are to be performed on commercially reasonable terms.

     The Registrant has no plans and does not foresee any plans in the 12-month period following the date of this Report to renovate, develop, or improve, the Office, which it is using under the terms disclosed herein. In any event, no funds of the Registrant will be used to physically alter or improve said Office.

     The Rochester, New York commercial real estate market is such that no competitive conditions exist that would interfere with, limit, or restrict the Registrant's use of the Office under the Registrant's present arrangement with Cartoon. The Registrant's sole officer and director does not foresee any limitations or conditions that would prevent Cartoon from authorizing the Registrant to use the Office in the manner and for the term discussed hereinabove, subject, of course, to Cartoon's permitted use of the premises under the terms and conditions of Cartoon's sublease agreement with its sublessor, Margaret V. Hopkins.

     It is the opinion of the Registrant's sole officer and director that the Office, and the real property that comprises the leased premises, are adequately covered by fire, casualty, loss of property, and general indemnity insurance, and, the Registrant is not expected to suffer any financial losses in the event of the partial or total condemnation or destruction of the Office; rather, the Registrant's losses would be confined to the loss of certain data files and documents.

     Mr. Hudson notified the Commission and the public in March 2006 of his intention to locate a suitable office at which to conduct the Registrant's business, as part of the Registrant's overall pursuit of its plan of operation, as has been heretofore stated to the public in its prior filings with the Commission.

     The use of the Office under the Sharing Agreement creates a direct financial obligation of the Registrant; and, the Sharing Agreement does contain a provision that will trigger an event that accelerates a direct financial obligation of the Registrant. However, the Registrant does not deem the Sharing Agreement to be material to the Registrant's plan of operations, and, should the Registrant fail to perform its obligations under the Sharing Agreement, or, if the Registrant was unable to continue to occupy the Office, neither of such actions would cause a material adverse effect to the plan of operations of the Registrant; consequently, the Registrant has not classified the Sharing Agreement as a material contract elsewhere in this Report. Moreover, the events contained in the Sharing Agreement that would accelerate the obligations of the Registrant under its terms and conditions are limited to the payment of then any current month's rent to Cartoon by the Registrant, therefore not creating any continuing or long-term liability of the Registrant.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

     The following exhibit is deemed to be "filed" by the Registrant in accordance with the applicable provision(s) of Item 601 of Regulation S-B and Instruction B.2 of Form 8-K.

     The Registrant is not required to provide the Commission with regular or pro forma accounting information with this Report. While the Registrant is a "shell" company, its principal executive officer determined the information required by Item 9.01(c) of Form 8-K is not applicable to this Report.

       The following exhibits are made a part of this Report by their annexation hereto:

Exhibit No. Description of Exhibit

      10.1        Office Sharing Agreement with Cartoon Acquisition, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 2, 2006

By Order of the Board of Directors:

Montana Acquisition Corporation,
a Delaware corporation (the "Registrant")

/s/ Randolph S. Hudson

Randolph S. Hudson
Chief Executive (Principal Executive) Officer
Chief Financial (Principal Financial) Officer

THIS REPORT DOES NOT REQUIRE CERTIFICATIONS BY THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER.